Exhibit 23.2
DEGOLYER AND MACNAUGHTON 5001 SPRING VALLEY ROAD SUITE 800 EAST DALLAS, TEXAS 75244

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CONSENT OF DEGOLYER & MACNAUGHTON
Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer & MacNaughton and the incorporation by reference in (i) the Registration Statements on Form S-3 (File Nos. 333-277702 and 333-269152) and (ii) the Registration Statements on Form S-8 (File Nos. 333-283004, 333-275472, 333-261604 and 333-294099) of Crescent Energy Company of our report third party dated October 7, 2026 prepared for estimates of the extent and value of net proved oil, natural gas and NGL reserves with respect to certain leasehold and royalty interests of Devon Energy Production Company, L.P., and the information contained therein, included in the Current Report on Form 8-K filed on or about October 8, 2026.

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716
Houston, Texas
October 8, 2026